Exhibit 10.1

NOTE CONVERSION AGREEMENT

This NOTE CONVERSION AGREEMENT (this “Agreement”) is made as of September 12, 2024 by and between ConnectM Technology Solutions, Inc., a Delaware corporation (the “Company”), and Sree Nalla, an individual (the “Holder”).

R E C I T A L S

WHEREAS, the Company issued to the Holder a promissory note in the aggregate principal and accrued interest amount of $378,750, dated May 05, 2023 (the “Note”);

WHEREAS, following the consummation of the Company’s business combination, the Holder desires to convert all of the amounts due under the Note into shares of common stock, par value $0.0001 per share of the Company (the “Common Stock”) at a price of $2.00 per share (the “Conversion Price”);

WHEREAS, the Holder acknowledges that this Agreement is one of a series of substantially similar agreements (the “Other Conversion Agreements”) with other holders of certain outstanding debt instruments (collectively, the “Company Debt Instruments”) and notes (collectively, the “Other Company Notes”) of the Company (such other holders, referred to herein as the “Other Debt Holders”); and

WHEREAS, pursuant to the Other Conversion Agreements, the Other Debt Holders have agreed to convert all amounts due and outstanding under such Company Debt Instruments and Other Company Notes on substantially similar terms as provided to the Holder herein with respect to the Note.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.              Conversion of Notes into the Shares. The Company and the Holder acknowledge, agree, represent, warrant and covenant to each other as follows:

(a)             The Note is hereby amended to provide for the immediate conversion of all amounts due under the Note.

(b)            All amounts due under the Note shall be converted into 189,375 shares of Common Stock (the “Conversion Shares”). Promptly following the date hereof, the Company shall issue and deliver to the Holder a certificate or certificates evidencing the issuance of the Conversion Shares or shall cause the Company’s transfer agent to deliver to the Holder a statement evidencing the book-entry position for the Conversion Shares in the Holder’s name.

(c)             Except as provided in this Agreement, all amounts due under the Note shall be fully and wholly satisfied and extinguished, and the Note shall be canceled and of no further force or effect, and neither Holder, nor any person or entity claiming under, through or by right of Holder, nor any successor, assignee or other party, shall make any further claim against the Company relating to or arising out of the Note. A failme by Holder to deliver the Note to the Company on or after the date of this Agreement shall not give the Holder, or any person or entity claiming under, through or by right of Holder, nor any successor, assignee or other party, any rights therein or thereto, and Holder shall indemnify and hold harmless the Company, and their respective employees, officers, directors and agents, from any and all losses which arise directly or indirectly as a result of Holder’s breach of the representations made in this Agreement and/or a failure to deliver the original Note to the Company which results in claims made therein, thereto or thereunder.

(d)            Notwithstanding anything to the contrary herein, the Holder shall not attempt to convert any portion of the Note and the Company shall not issue to the Holder any shares of Common Stock upon an attempted conversion of the Note pursuant to this Agreement, to the extent, after giving effect to such issuance, the Holder (together, in aggregate with the Other Debt Holders with respect to an attempted conversion of the Company Debt Instruments and the Other Company Notes pursuant to the Other Conversion Agreements), would (i) beneficially own in excess of 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to such issuance (the “Maximum Aggregate Ownership Amount”) or (ii) control in excess of 19.99% of the total voting power of the Company’s securities outstanding immediately after giving effect to such issuance that are entitled to vote on a matter being voted on by holders of the Common Stock (the “Maximum Aggregate Voting Amount”), unless and until the Company obtains stockholder approval permitting such issuance in accordance with applicable rules of the NASDAQ (or any other applicable national securities exchange) (“Stockholder Approval”). For purposes of this paragraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder. For purposes of this paragraph, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, filed with the SEC, (y) a more recent public announcement by the Company, or (z) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall within two (2) business days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. If on any attempted conversion of the Note, as provided herein, the resulting issuance of Conversion Shares would result in the Holder, together with the Other Debt Holders with respect to any attempted conversion of the Company Debt Instruments and Other Company Notes, in aggregate, exceeding the Maximum Aggregate Ownership Amount or the Maximum Aggregate Voting Amount and the Company shall not have previously obtained Stockholder Approval at the time of such conversion, then the Company shall only issue to the Holder a pro-rata portion of such number of Shares as may be issued to the Holder and the Other Debt Holders, in aggregate, below the Maximum Aggregate Ownership Amount or Maximum Aggregate Voting Amount, as the case may be, until such time as the Company obtains the Stockholder Approval.

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2.             Share Reset. The number of Conversion Shares, as provided in Section 1(b), shall be subject to a one-time adjustment as follows:

(a)            Definitions:

(i)               “Reset Date” means the date that is the earlier of (A) the date that is six months from the date hereof, or (B) the date that a registration statement filed with the Securities and Exchange Commission registering the Conversion Shares for resale, is declared effective.

(ii)              “Reset Price” means, with respect to one share of Common Stock, the greater of (A) the volume weighted average price of the Common Stock on the principal market for the Common Stock during the period beginning at 9:30:01 a.m., New York time and ending at 4:00:00 p.m. New York time over the five (5) trading days immediately preceding the Reset Date and (B) $1.25 (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassification, combinations, reverse stock splits or other similar events occurring after the date hereof).

(b)            On the Reset Date, if the Reset Price is less than $2. 00 per share, then the Company shall issue to the Holder an additional number of shares of Common Stock equal to the quotient obtained by dividing (i) the product of (A) the Conversion Price less the Reset Price and (B) the Conversion Share amount by (ii) the Reset Price (such additional shares, the “Reset Shares” and together with the Conversion Shares, the “Shares”). Promptly following the Reset Date, the Company shall issue and deliver to the Holder a certificate or certificates evidencing the issuance of the Reset Shares or shall cause the Company’s transfer agent to deliver to the Holder a statement evidencing the book-entry position for the Reset Shares in the Holder’s name.

3.              Registration Rights. The Company represents, warrants and agrees that with respect to the Shares, the Holder will have the following registration rights: (i) one demand registration of the sale of the Shares at the Company’s expense, and (ii) unlimited “piggyback” registration rights for a period of five (5) years after the closing of the Company’s initial business combination at the Company’s expense.

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4.             Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company as follows:

(a)            The Holder has full power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement constitutes the Holder’s valid and legally binding obligation, enforceable in accordance with its terms.

(b)            The Holder is the sole holder of the Note being delivered to the Company as consideration for the issuance of the Shares. The Note is being delivered to the Company free and clear of any and all liens, charges, encumbrances, security agreements, pledge agreements, conditional sales agreements or other obligations relating to the sale or transfer thereof.

(c)            The Holder is acquiring the Shares for investment for the Holder’s own account and not with a view to, or for resale in connection with, any distribution thereof: and the Holder has no present intention of selling or distributing the Shares. The Holder understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act’’), and are being issued to the Holder by reason of a specific exemption from the registration provisions of the Securities Act. The Holder is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act.

(d)            Restrictions on Resale.

(i)                Legend. The Holder acknowledges that until registered under the Securities Act, the certificates representing the Shares shall bear the following or similar legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(ii)               Stop Order. The Holder further acknowledges that the Company reserves the right to place a stop order against the instruments representing the Shares and to refuse to effect any transfers thereof in the absence of an effective registration statement with respect to the Shares or in the absence of an opinion of counsel to the Company that such transfer is exempt from registration under the Securities Act and under applicable state securities laws.

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5.             Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as follows:

(a)            The Company has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement constitutes the Company’s valid and legally binding obligation, enforceable in accordance with its terms.

(b)            The issuance of the Shares has been duly authorized by the Company and the Shares, when issued upon conversion of the Notes in accordance with the terms hereof, will be validly issued and outstanding, fully paid and nonassessable.

6.             General.

(a)            The parties agree that if changes to any terms of this Agreement are necessary to comply with applicable federal securities laws or regulations, or requirements of The Nasdaq Stock Market, LLC, or other national securities exchange, or over the counter market on which the Common Stock of the Corporation is listed, quoted and/or traded, the parties hereby agree to negotiate in good faith to amend this Agreement accordingly to be in compliance with such laws and regulations.

(b)            This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

(c)            The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, transferees, heirs, legatees, executors, administrators and personal representatives of the parties hereto.

(d)            This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and this Agreement supersedes and renders null and void any and all other prior oral or written agreements, understandings or commitments pertaining to the subject matter hereof.

(e)            This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which taken together, shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties have executed this Note Conversion Agreement as of the date first written above.

CONNECTM TECHNOLOGY SOLUTIONS, INC.

By:	/s/ Bhaskar Panigrahi
	Name:	Bhaskar Panigrahi
	Title:	Chief Executive Officer

HOLDER:

Sree Nalla

By:	/s/ Sree Nalla
	Name:	Sree Nalla
Title: